UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

Date of Report (Date of earliest event
                reported):  July 27, 2001


British Columbia
----------------- --------------------- -------------------
(State or other   (Commission File No.) (IRS Employer
jurisdiction                             Identification No.)
of incorporation)


               1810 Samuel Morse Drive
            Reston, Virginia, 20190-5316
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        (Address of principal executive offices)


Registrant's telephone number, including area code:  (703) 437-9002

ITEM 5.  OTHER MATTERS

Following the formation of our alliance with IBM which we announced on June 28, 2001, we have decided to focus a significant portion of our sales efforts on the IBM alliance, on value added resellers participating in the Sideware Partner Program, and in the development of a relationship with Sun Microsystems and other potential partners. As part of these efforts, effective July 31, 2001, Jonathan Spector has been promoted to Vice President of Business Development for the United States. In this capacity, Mr. Spector will handle the duties in the U.S. and Canada that were previously managed by Scott Friedlander, our Executive Vice-President and General Manager of U.S. operations who resigned effective July 31, 2001.

Mr. Spector spent twelve years with American Management Systems, Inc., most recently as the Chief eBusiness Officer for the Industrial
Consulting and Systems Group. His responsibilities included leading the eBusiness practice in providing solutions in eProcurement, enterprise portals, mobile computing, knowledge management and logistics, and executing eBusiness strategic assessments.

Commensurate with our focus on partners, we have streamlined our sales and marketing force to approximately 12 employees in addition to approximately 10 commission-based independent contractors/consultants.


Certain statements included in this report are forward-looking and are subject to risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events.
We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                       Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SIDEWARE SYSTEMS INC.


Date:  August 3, 2001          "James L. Speros"
                             ---------------------
                              James L. Speros
                              President, Chief Executive Officer
                              and Director